UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
June 6, 2014
RAYONIER INC.
COMMISSION FILE NUMBER 1-6780
Incorporated in the State of North Carolina
I.R.S. Employer Identification Number 13-2607329
1301 Riverplace Boulevard, Jacksonville, Florida 32207
(Principal Executive Office)
Telephone Number: (904) 357-9100
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

RAYONIER INC.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2014, Rayonier Inc. (the “Company”) announced that Benson K. Woo will become the Senior Vice President and Chief Financial Officer of Rayonier Advanced Materials Inc. (“Rayonier Advanced Materials”) upon completion of the previously announced separation of the Company’s performance fibers business from its forest resources and real estate businesses (the “Separation”), which will be operated by Rayonier Advanced Materials following the Separation. The Separation is anticipated to occur on June 27, 2014. Prior to the Separation, Mr. Woo will serve as the Company’s Chief Accounting Officer, effective as of June 9, 2014, and will report to Paul G. Boynton, the Company’s Chairman, Chief Executive Officer and President.
Mr. Woo was Executive Vice President and Chief Financial Officer of Prestolite Electric Inc. from 2007 to 2014. Prior to joining Prestolite, Mr. Woo was Vice President and Treasurer of Tower Automotive Inc. from 2005 to 2007, Chief Financial Officer of Trimas Corporation from 2003 to 2005, Chief Financial Officer and Senior Vice President, Business Development at Metris Companies Inc. from 1999 to 2003, Vice President and Chief Financial Officer of York International Corp. from 1998 to 1999 and Vice President and Treasurer of Case Corporation from 1994 to 1998. Mr. Woo held numerous positions with General Motors between 1979 and 1994, most recently as Finance Director. He was a member of the Corporation Development Committee of The MIT Corporation from 2004 to 2007. Mr. Woo has a B.S. in Electrical Engineering from the Massachusetts Institute of Technology and a MBA from Harvard University.
In connection with his appointment as Chief Accounting Officer of the Company, and Chief Financial Officer of Rayonier Advanced Materials following the Separation, Mr. Woo will receive the following compensation:

•	an annual base salary of $330,000;

•
an incentive target cash bonus equal to 61% of his base salary, subject to the terms and conditions of the Rayonier Advanced Materials Non-Equity Incentive Plan, as filed with Rayonier Advanced Materials’ Registration Statement on Form 10 at www.sec.gov, and the Annual Corporate Bonus Program thereunder, following the Separation, with a minimum guaranteed 2014 bonus amount of $150,000;

•
an equity award under the Rayonier Advanced Materials Incentive Stock Plan, as filed with Rayonier Advanced Materials’ Registration Statement on Form 10 at www.sec.gov, in an amount of up to $450,000 allocated 80% to Performance Shares and 20% to non-qualified stock options to be granted on July 1, 2014 and having a performance period anticipated to commence as of the date of Separation and continue through December 31, 2016;

•
a restricted stock award under the Rayonier Advanced Materials Incentive Stock Plan, as filed with Rayonier Advanced Materials’ Registration Statement on Form 10 at www.sec.gov, with a value of $250,000 to be granted on July 1, 2014 and vesting on the third anniversary of Mr. Woo’s first day of employment with the Company assuming continued employment;

•
participation as a Tier 1 participant in the Rayonier Advanced Materials Executive Severance Pay Plan as of the time of completion of the Separation, which will provide for specified severance payments in the event of a change in control of Rayonier Advanced Materials;

•
enhanced severance protection in an amount equal to Mr. Woo’s annual base salary and target bonus in the event of termination of employment without cause or for good reason (including in the event Mr. Woo is prevented from serving as Chief Financial Officer of Rayonier Advanced Materials as a result of the Company’s failure to complete the Separation), for a period of two years following Mr. Woo’s first day of employment with the Company;

•	relocation benefits including a lump sum payment of $30,000 (grossed up for taxes), and other customary benefits provided to executives of the Company;

•
indemnification benefits by the Company pursuant to the Company’s standard indemnification agreement for its executive officers, and similar indemnification benefits by Rayonier Advanced Materials following the Separation.

A copy of the press release announcing Mr. Woo’s appointments is attached hereto as Exhibit 99.1.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following are filed as Exhibits to this Report.

Exhibit No.	Exhibit Description
99.1	Press Release, dated June 6, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYONIER INC. (Registrant)

BY:	/s/ MICHAEL R. HERMAN
Michael R. Herman
Senior Vice President and
General Counsel
June 6, 2014

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION	LOCATION
99.1	Press Release, dated June 6, 2014.	Filed herewith.

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